                                                                     EXHIBIT 4.7
                             SECURITY AGREEMENT

          This SECURITY AGREEMENT, dated as of August 20, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, this "Agreement"), is made by ISLE OF CAPRI BLACK HAWK L.L.C., a Colorado limited liability company having an office c/o Casino America Inc., 711 Washington
Loop, Biloxi, Mississippi 39530 (the "Company"), and by ISLE OF CAPRI BLACK HAWK CAPITAL CORP., a Colorado corporation having an office c/o Casino America Inc., 711 Washington Loop, Biloxi, Mississippi 39530 ("Capital Corp." and, together with the Company, collectively, the "Grantors" and each, a "Grantor") in favor of IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, having an office at One State Street, New York, New York 10004, as trustee (in such capacity and together with any successors in such capacity, the "Trustee") pursuant to the Indenture referred to below.

                               R E C I T A L S :

          A. The Grantors and the Trustee are, contemporaneously with the execution and delivery of this Agreement, entering into a certain Indenture dated as of August 20, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Grantors are issuing their 13% First Mortgage Notes due August 20, 2004 With Contingent Interest (such notes, together with any notes issued in replacement thereof or in exchange therefor, the "Securities"), in the aggregate principal amount of $75,000,000.

          B. It is a condition precedent to the purchase of the Securities that the Grantors shall have executed and delivered this Agreement to the Trustee for itself and the ratable benefit of the holders from time to time of the Securities (the "Holders" and, together with the Trustee, the "Secured Parties") to secure the payment and performance of the Obligations (as hereinafter defined).

                              A G R E E M E N T :

          NOW, THEREFORE, in consideration of the premises and in order to induce the Trustee to enter into the Indenture and to induce the Holders to purchase the Securities and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors hereby agree, for the benefit of the Trustee and for the ratable benefit of the Holders as follows:

          SECTION 1.1. Definitions. (a) Capitalized terms used herein but not
                       -----------
otherwise defined shall have the meanings assigned to such terms in the Indenture. Unless the context indicates otherwise or the terms are otherwise defined herein or in the Indenture, definitions in the UCC apply to words and phrases in this Agreement. The term "Grantor," as used with respect to any Person, includes, without limitation, such Person, such Person's heirs, successors and assigns, such Person as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian or similar party appointed for such Person or all or substantially all of its assets under any law.

          (b) The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Fixtures, General Intangibles, Instruments, Inventory and Proceeds.

          (c)  The following terms shall have the following meanings:

          "Agreement" shall mean this Security Agreement, as the same may be
           ---------
amended, supplemented or otherwise modified from time to time.

          "Collateral" shall have the meaning set forth in Section 2 hereof.
           ----------                                      ---------

          "Completion Capital Commitment" shall mean the Completion Capital
           -----------------------------
Commitment by Casino America, Inc., dated as of the date hereof, as the same may be amended, supplemented or otherwise modified from time to time.

          "Contracts" shall mean (a) any and all contracts and agreements
           ---------
relating to gaming including, without limitation, any agreement in which a person does business with or on the premises of an entity licensed pursuant to applicable Gaming Laws and any resource or product used or useful in the business of any Grantor, and (b) any and all other contracts and agreements of any Grantor, as such may be amended, modified or otherwise supplemented from time to time, in each case including, without limitation, (i) all rights to receive moneys due and to become due to any Grantor thereunder or in connection therewith, (ii) all rights to damages arising out of or for breach or default in respect thereof and (iii) all rights to perform and exercise all remedies thereunder.

          "Copyrights" shall mean (a) all copyrights in all works, whether
           ----------
published or unpublished, registered or unregistered, including, without limitation, those listed on Exhibit A, all registrations and recordings thereof,
                            ---------
and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any other country, and (b) all renewals thereof.

          "Copyright License" shall mean any and all agreements, written or oral
           -----------------
providing for the grant by or to any Grantor of any right to reproduce, copy, publish or otherwise use any Copyright, including, without limitation, the agreements set forth on Exhibit A.
                        ---------

          "Default Rate" shall have the meaning set forth in Section 6.15
           ------------                                      ------------
hereof.

          "Equipment" shall mean "equipment" as defined in the Uniform
           ---------
Commercial Code in effect in the State of New York on the date hereof, including, without limitation, all machinery (including, without limitation, any and all equipment and machinery used for or in connection with maintaining and operating gaming facilities, lodging and restaurants), apparatus, implements, office machinery, computers, furniture, furnaces, conveyors, tools, parts, accessories, automobiles, trailers, tractors, trucks, forklifts, other motor vehicles and all other equipment of any kind or nature, wherever located, and all modifications, alterations, repairs, substitutions, additions and accessions thereto and all replacements and all other parts therefor.

          "General Intangibles" shall mean " general intangibles" as defined in
           -------------------
the Uniform Commercial Code in effect in the State of New York on the date hereof, including, without limitation, claims of any Grantor in respect of litigation and claims for tax and other refunds from, inter alia, any city, county, state, or federal government or any agency or authority or other subdivision thereof.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
state, municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, the Colorado Division of Gaming and the Colorado Limited Gaming Control Commission.

          "Investment Property" shall mean "investment property" as defined in
           -------------------
the Uniform Commercial Code in effect in the State of Colorado on the date hereof.

          "Intellectual Property" shall mean Copyrights, Patents, Trademarks,
           ---------------------
Trade Secrets and Licenses, collectively.

          "Licenses" shall mean Copyright Licenses, Patent Licenses and
           --------
Trademark Licenses, collectively.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the business, operations, property, condition (financial or otherwise) of any Grantor and its respective Subsidiaries, taken as a whole, (b) the Collateral, or (c) the validity or enforceability of (i) this Agreement, any of the Securities, the Indenture, the Completion Capital Commitment or any other Collateral Document or (ii) the rights or remedies of the Trustee (or any other trustee) hereunder or thereunder.

          "Obligations" shall have the meaning set forth in Section 3 hereof.
           -----------                                      ---------

          "Patents" shall mean all patents and patent applications, and the
           -------
inventions and improvements described and claimed therein, and patentable inventions and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, including, without limitation, those set forth on Exhibit B.
                   ---------

          "Patent Licenses" shall mean any and all agreements, whether written
           ---------------
or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, those set forth on Exhibit B.
                               ---------

          "Trademarks" shall mean (a) all registered and unregistered
           ----------
trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, slogans and other source or business identifiers, and the goodwill and general intangibles associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, those set forth on Exhibit C, and (b) all renewals thereof.
         ---------

          "Trademark License" shall mean any and all agreements, written or
           -----------------
oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, those set forth on Exhibit C.
                                                             ---------

          "Trade Secret" shall mean any proprietary technology, process or
           ------------
system which is within the possession of any Grantor, including, without limitation, manufacturing processes or methods, all formulae, processes, procedures, compounds, drawings, designs, blueprints, surveys, reports, manuals and operating standards relating to or used in the operation of such Grantor's business.

          "UCC" shall mean the Uniform Commercial Code as from time to time in
           ---
effect in the State of New York.

          "Works" shall mean any work which is or may be subject to copyright
           -----
protection pursuant to Title 17 of the U.S. Code.

          SECTION 1.2. Other Definitional Provisions.
                       -----------------------------

          (a) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Exhibit references are to this Agreement, unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2.   Grant of Security Interest. Except with respect to
                       --------------------------
Permitted Liens, to the fullest extent permitted by applicable law, each Grantor hereby grants, pledges, assigns and transfers to the Trustee, for the Trustee's individual benefit and the ratable benefit of the Holders, as security for the prompt and complete payment and performance when due (whether at stated maturity, upon redemption or required repurchase, by acceleration or otherwise) of all the Obligations of the Grantors, a continuing first priority security interest in and lien on all of the right, title and interest of such Grantor in, to and under the following property, in each case wherever located, whether now owned or at any time hereafter acquired by such Grantor, whether now existing or hereafter coming into existence, or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

          (a) the Cash Collateral Accounts, the Interest Reserve Account, the Completion Reserve Account, the Construction Disbursement Account, the Disbursed Funds Account (in each case, as defined in the Disbursement Agreement), any other related accounts and all Trust Monies, other monies, securities, certificates, items and other property on deposit therein;

     (b)  all Accounts;

     (c)  all Chattel Paper;

     (d)  all Contracts;

     (e)  all Documents;

     (f)  all Equipment;

     (g)  all Fixtures;

     (h)  all General Intangibles;

     (i)  all Instruments;

     (j)  all Intellectual Property;

     (k)  all Inventory;

     (l)  all Investment Property;

     (m) to the extent not otherwise included in the foregoing, all of such Grantor's personal property, goods, furnishings, fixtures and equipment, supplies, building and other materials of every nature whatsoever and all other personal property, including, but not limited to, communication systems, visual and electronic surveillance systems and transportation systems and including all property and materials stored therein in which such Grantor has an interest and all tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, vehicles, fuel, advertising and promotional material, blueprints, surveys, plans and other documents relating to the Project, all gaming and general equipment and devices which are or are to be installed and used in connection with the operation of the Isle of Capri casino (the "Project"), all computer equipment, calculators, adding machines, and gaming tables, video game and slot machines and any other electronic equipment, all furniture, fixtures, equipment, gaming equipment, appurtenances and personal property now or in the future contained in, used in connection with, attached to, or otherwise useful or convenient to the use, operation, or occupancy of, or placed on, but unattached to, any part of the Project or the land upon which the Project will be constructed, including all removable window and floor coverings, all furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerating and elevator and escalator plants, cooking facilities, vacuum cleaning systems, public address and communications systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes.

     appliances, equipment, fittings, fixtures and building materials, together with all venetian blinds, shades, draperies, drapery and curtain rods, brackets, bulbs, cleaning apparatus, mirrors, lamps, ornaments, cooling apparatus and equipment, ranges and ovens, garbage disposals, dishwashers, mantels, and any and all such property which is at any time installed in affixed to or placed upon the land upon which the Project will be constructed, all fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, all specifically designed installations and furnishings, and all other personal property, furniture, fixtures and equipment of every nature used or located at the Project;

          (n) to the extent not otherwise included in the foregoing, all of such Grantor's accounts and accounts receivable, including, without limitation, all rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper, all other present or future rights for money due or to become due, all of such Grantor's chattel paper, instruments, promissory notes (including, without limitation, all inter-company notes), markers and general intangibles for money due or to become due of any kind, in each case whether now existing or hereafter arising and wherever arising and whether or not earned by performance and all royalties, earnings, income, proceeds, products, rents, revenues, reversions, remainders, issues, profits, avails, and other benefits directly or indirectly derived or otherwise arising from any of the foregoing, other general intangibles, documents of title, warehouse receipts, leases, money, tax refund claims, partnership interests, indemnification and other similar claims and contract rights, permits and licenses, including, without limitation, any licenses held or to be held by such Grantor necessary to operate the Project (including, without limitation, licenses in favor of such Grantor granted pursuant to the Management Agreement or otherwise), franchises, variances, special permits, rulings, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including, without limitation, options, option rights and contract rights) certificates, stock, any and all books, records, customer lists, concession agreements, supply or service contracts, documents, unearned premiums, rebates, deposits, refunds, including, but not limited to, income tax refunds, prepaid expenses, rebates, tax and insurance escrow and impound accounts, if any, and all rights in, to and under all, leases and other agreements or contracts relating to any of the foregoing or now or hereafter obtained by such Grantor from any Governmental Authority having or claiming jurisdiction over the Project, and all things in action, rights represented by judgments, awards of damages, settlements and claims arising out of tort, warranty or contract (including, without limitation, the right to assert and otherwise be the proper party of interest to commence, control, prosecute and/or settle such actions, whether as claims, counterclaims or otherwise, and whether involving matters arising from casualty, condemnation, indemnification, negligence, strict liability, other tort, contract, warranty or in any other manner), and all securities of any Subsidiary, whether now in existence or hereafter incorporated or formed;

          (o) to the extent not otherwise included in the foregoing, all computer programs of such Grantor and all intellectual property rights therein and all other proprietary information owned by, or in which such Grantor has an interest, such Grantor, including, but not limited to, trade secrets;

          (p) all of such Grantor's right, title and interest in and to any and all maps, plans, preliminary plans, specifications, surveys, studies, tests, reports, data and drawings relating to the development of the Project including, without limitation, all marketing plans, feasibility studies, soils tests, design contracts and all contracts and agreements of such Grantor relating thereto including, without limitation, architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings prepared for or relating to the development of the Project or the construction, renovation or restoration of the Project as finalized, amended, supplemented, or otherwise modified from time to time by the Independent Construction Consultant, in accordance with the terms of the Cash Collateral and Disbursement Agreement, or the extraction of minerals, sand, gravel or other valuable substances from the land upon which the Project will be constructed and purchase contracts or any agreement granting such Grantor a right to acquire any land situated within Gilpin County, Colorado;

          (q) to the extent not otherwise included in the foregoing, (i) all other rights to the payment of money, including subsidy, reserve and deficiency payments, rents (including room rents) and other sums payable to such Grantor under leases, rental agreements and insurance proceeds; (ii) all books, ledgers, files, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, disks, computer software, computer runs, and other papers and documents in the possession or control of such Grantor or any computer bureau from time to time acting for such Grantor; (iii) all rights and rights to use or access any resource or product used or useful in the business of such Grantor; and (iv) all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing; and

          (r) to the extent not otherwise included in the foregoing, all Net Loss Proceeds, Net Proceeds, Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing, and in any event, including, without limitation, any and all (i) proceeds of any insurance (including, without limitation, all Net Insurance Proceeds), surety bonds, tax and other refunds (including, without limitation, any city, county, state, or federal government or any agency or authority or other subdivision thereof), indemnity, warranty or guarantee payable to the Trustee or to such Grantor from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever) made or due and payable to such Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of a Governmental Authority), (iii) payments made or due and payable to such Grantor in respect of litigation and other claims, (iv) products of the Collateral,
     (v) subject to the
     provisions and limitations contained in the Indenture, whatever is now or hereafter receivable or received by such Grantor upon the sale, exchange, collection or other disposition of any item of Collateral, whether voluntary or involuntary including, without limitation, the proceeds of a permitted Asset Sale in accordance with the Indenture, (vi) to the extent permitted by law, whatever is now or hereafter receivable or received by such Grantor upon the sale, exchange, collection or other disposition of any Gaming License, regardless or whether such Gaming License is Collateral or an Excluded Asset, and (vii) other amounts from time to time paid or payable under or in connection with any of the Collateral.

          Notwithstanding the foregoing, the Collateral shall not include any of the following assets (the "Excluded Assets"): (i) Gaming Licenses and Liquor Licenses, (ii) any other governmental approval or permit, to the extent that, under the terms and conditions of such approval or under applicable law, it cannot be subjected to a Lien in favor of the Trustee without the approval of the relevant Governmental Authority, to the extent that such approval has not been obtained; and (iii) FF&E or the proceeds of an FF&E financing to the extent that (A) the purchase of such FF&E was not financed with the proceeds of the Notes and (B) Trustors are permitted to enter into an FF&E Financing for such FF&E under the Indenture; provided that, in such event, the Trustee shall
                          --------
execute and deliver, at the Trustors' sole expense, any instruments necessary or appropriate to release the lien of this Security Agreement on all such FF&E or other personal property.

          SECTION 3.  Obligations. This Agreement secures with respect to each
                      -----------
Grantor, and the Collateral of each Grantor is collateral security for, the payment and performance in full when due (whether at stated maturity, upon redemption or required repurchase, by acceleration or otherwise) of all obligations of every type and nature of the Grantors to the Trustee, any other trustee under the Deed of Trust, or any Holder (including, without limitation, any and all amounts which may at any time be or become due and payable and any and all interest accruing after the maturity of the Securities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantors, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and interest, to the extent permitted by law, on the unpaid interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Securities, the Completion Capital Commitment, this Agreement, the other Collateral Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, premium, interest, fees, Liquidated Damages, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Trustee or to the Holders that are required to be paid by the Grantors pursuant to the terms of the Indenture, the Securities, the Completion Capital Commitment, this Agreement, any other Collateral Document, or any other document entered into by any Grantor in connection with any of the foregoing (collectively, the "Obligations").

          SECTION 4.    Special Provisions Relating to Contacts
                        ---------------------------------------

          SECTION 4.1.  Grantors Remain Liable under Contracts. Anything herein
                        --------------------------------------
to the contrary notwithstanding, each Grantor shall remain liable under each of the Contracts to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms and provisions of each such Contract, except as otherwise provided herein. Neither the Trustee (nor any other trustee under the Deed of Trust) nor any Holder shall have any obligation or liability under any such Contract by reason of or arising out of this Agreement or the receipt by the Trustee (or any such other trustee) or any such Holder of any payment relating to any such Contract pursuant hereto, nor shall the Trustee (or any such other trustee) or any Holder be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          SECTION 4.2.  Communication with Contracting Parties. The Trustee in
                        --------------------------------------
its own name or in the name of others may communicate with parties to the Contracts to verify with them to the Trustee's satisfaction the existence, amount and terms of any Contract.

          SECTION 5.    Maintenance of Perfected Security Interests: Further
                        ----------------------------------------------------
Assurances.
----------

          SECTION 5.1.  Perfection Maintenance. Each Grantor agrees that it
                        ----------------------
shall maintain the security interests created by this Agreement as perfected first priority security interests, except with respect to Permitted Liens, and shall defend such security interests against the claims and demands of all persons whomsoever.

          SECTION 5.2.  Further Assurances. At Trustee's request, each Grantor
                        ------------------
agrees that at any time and from time to time, at the sole cost and expense of such Grantor, such Grantor shall promptly, and in any event, in no less than five days, execute, deliver and, where applicable, file all further instruments and documents, including, without limitation, all financing, continuation or amendment statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the security interests created hereby, and take all further action that may be necessary or that the Trustee may reasonably request, for the purpose of obtaining, maintaining or preserving the full benefits of this Agreement and of the rights and powers herein granted or for the purpose of creating, preserving, perfecting or otherwise protecting the liens and security interests created or purported to be created hereby and the priority thereof. Without limiting the Grantors' obligation to make such filings, each Grantor hereby authorizes the Trustee (subject to the following sentence) to take all action (including, without limitation, the filing of any Uniform Commercial Code financing statements or continuation statements or amendments thereto without the signature of the Grantors as set forth in Section
                                                                         -------
15.4 hereof) which the Trustee may deem necessary or desirable to perfect or
----
otherwise protect the liens and security interests created or purported to be created hereunder and to obtain the benefits of this Agreement. Subject to the Trustee's obligations under the Indenture during the continuance of an Event of Default, the Trustee shall not be responsible for perfecting or maintaining the perfection of any security interest granted to it under this Agreement or for filing, refiling, recording or rerecording any document, financing statement, notice or instrument in any public office at any time or times and shall not be responsible for seeing to the insurance on or the payment of any taxes with respect to any property subject to this Agreement. In accordance with the Indenture, in the event of an Asset Sale or an Event of Loss, the Net Proceeds or the Net Loss Proceeds thereof shall be deposited into an account, if reasonably requested, in which, at the time of such deposit, the Trustee shall have a perfected first priority security interest and in respect of which account the Trustee shall have received an Opinion of Counsel to the applicable Grantor, in form and substance satisfactory to the Trustee, stating that the Trustee has a perfected first priority security interest in such account.

          SECTION 6.  Representations, Warranties and Covenants. Each Grantor
                      -----------------------------------------
hereby represents and warrants to, and covenants and agrees with, the Trustee (for the benefit of the Trustee and the ratable benefit of the Holders) as follows:

          SECTION 6.1.  Title: No Other Liens. Each Grantor is as of the date
                        ---------------------
hereof, and, as to Collateral acquired by it from time to time after the date hereof, each Grantor will be, the owner of each item of Collateral of such Grantor (or in the case of Collateral held by such Grantor as lessee under a lease or licensee under a license, each Grantor has and will have a valid and subsisting leasehold interest or license, as applicable, in such Collateral), in each case free and clear from any and all Liens, claims or other right, title or interest of any person other than Permitted Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) financing statements related to Permitted Liens and (ii) financing statements which have been filed in favor of the Secured Parties pursuant to this Agreement.

          SECTION 6.2.  Perfected First Priority Liens. The security interests
                        ------------------------------
granted pursuant to this Agreement (a) constitute perfected security interests in the Collateral in favor of the Trustee, as collateral security for the Obligations, and (b) are prior to all other Liens on the Collateral in existence on the date hereof, other than Permitted Liens.

          SECTION 6.3.  Necessary Filings. The filings, registrations and
                        -----------------
recordings described on Schedule B hereto constitute the only filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interests granted by the Grantors to the Trustee pursuant to this Agreement in respect of the Collateral. All such filings, registrations and recordings have been accomplished as of the date hereof.

          SECTION 6.4.  Other Financing Statements. The Grantors shall not
                        --------------------------
execute or authorize or permit to be filed in any public office or elsewhere any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to the Collateral, except financing statements filed or to be filed (a) in respect of Permitted Liens and (b) in favor of the Secured Parties pursuant to this Agreement.

          SECTION 6.5. Chief Executive Office; Location of Collateral and
                       --------------------------------------------------
Records. Each Grantor's chief executive office is located at the address set
-------
forth for the Grantor on Schedule C. Each Grantor represents and warrants that it has no place of business, offices where such Grantor's books of account and records are kept, or places where the Collateral is used, stored or located, and all Collateral is in its sole possession and control, except (i) as set forth on Schedule C hereto, and (ii) except as set forth in Section 6.9. Each Grantor
                                                   -----------
further covenants that it will not store, use or locate any of the Collateral at any place other than as set forth on Schedule C (or, upon 45 days' prior written notice to the Trustee, at such other location in a jurisdiction where all action required by Sections 5 and 6.6 (if applicable) shall have been taken).
            ------------------

          SECTION 6.6. Changes in Locations, Name, etc. Each Grantor represents
                       -------------------------------
and warrants that it currently uses no business or trade names, except as set forth on Schedule C hereto. No Grantor shall (a) change the location of its chief executive office from that specified in Schedule C, (b) change its name, identity or corporate structure or (c) change the location where it maintains its books and records from the addresses set forth on Schedule C, unless (i) it shall have given the Trustee not less than 45 days' prior written notice of its intention to do so, clearly describing such new location, name, identity or corporate structure and providing such other information in connection therewith as the Trustee may reasonably request and (ii) with respect to such new location, name, identity or corporate structure, the applicable Grantor shall have taken all action which is necessary or appropriate or which is reasonably requested by the Trustee to maintain the perfection and proof of the security interest of the Trustee for the benefit of the Secured Parties in the Collateral intended to be granted hereby and shall have delivered to the Trustee an Officers' Certificate as to compliance with this clause (ii).

          SECTION 6.7. Delivery of Instruments, Investment Property and Chattel
                       --------------------------------------------------------
Paper. If any amount payable under or in connection with any of the Collateral,
-----
or any Collateral itself, shall be or become evidenced by any Instrument, Investment Property or Chattel Paper, such Instrument, Investment Property or Chattel Paper shall be promptly delivered to the Trustee, duly endorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Agreement (except as otherwise specifically provided in the Account Pledge Agreement and the Disbursement Agreement).

          SECTION 6.8. Information and Inspection. Upon reasonable notice to the
                       --------------------------
applicable Grantor, such Grantor shall (a) allow the Trustee to inspect and copy all records relating to the Collateral and the Obligations; and (b) furnish to the Trustee such information as the Trustee may reasonably request from time to time with respect to the Collateral, any distributions thereon, and any proceeds thereof.

          SECTION 6.9. Location of Equipment. All Equipment held on the date
                       ---------------------
hereof by the Grantors is located at one of the locations shown for such Grantor on Schedule C. All Equipment now held or subsequently acquired by any Grantor shall be kept at one or more of the locations shown for such Grantor on Schedule C hereto, or such new location as such Grantor may establish if (a) it shall have given to the Trustee at least 45 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Trustee may reasonably request, and (b) with respect to such new location, such Grantor shall have taken all action which is necessary or appropriate or which is reasonably requested by the Trustee to maintain the perfection and priority of the security interest of the Trustee for the benefit of the Secured Parties in the Collateral granted or purported to be granted hereby and shall have delivered to the Trustee an Officers' Certificate as to compliance with this clause (b). Schedule A contains a true, complete and correct listing of all of the motor vehicles and other Equipment of each Grantor subject to a certificate of title statute in any jurisdiction and the jurisdiction in which such Collateral is subject to a certificate of title statute.

          SECTION 6.10 Copyrights, Patents and Trademarks.
                       ----------------------------------

          (a) (i) Exhibit A includes all Copyrights and Copyright Licenses owned
                  ---------
     by each Grantor in its own name on the date hereof; (ii) Exhibit B includes
                                                              ---------
     all Patents and Patent Licenses owned by each Grantor in its own name on the date hereof; (iii) Exhibit C includes all Trademarks and Trademark
                            ---------
     Licenses owned by each Grantor in its own name on the date hereof; (iv) each Copyright, Patent and Trademark is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned; (v)except as set forth in any of Exhibit A, Exhibit B or Exhibit C, none of such
                         ---------  ---------    ---------
     Copyrights, Patents and Trademarks is on the date hereof the subject of any licensing or franchise agreement; (vi) to the best of each Grantor's knowledge after due inquiry, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark in any respect that could reasonably be expected have a Material Adverse Effect; and (vii) to the best of each Grantor's knowledge after due inquiry, no action or proceeding is pending on the date hereof (1) seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark, or (2) which, if adversely determined, could reasonably be expected have a Material Adverse Effect on the value of any Copyright, Patent or Trademark.

          (b) Each Grantor (either itself or through licensees or sublicensees) will (i) continue to use each material Trademark on each and every trademark class of goods or services applicable to its current line as reflected in its current catalogs, brochures and price lists, if any, in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ each material Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Trustee, for the ratable benefit of the Holders, shall obtain a perfected first priority security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may reasonably be expected to become invalidated.

          (c) The Grantors will not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated if such abandonment or dedication could reasonably be expected have a Material Adverse Effect.

          (d) Each Grantor will notify the Trustee immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Grantor's ownership of any Patent or Trademark material to the business of such Grantor or its right to register the same or to keep and maintain the same and of any action such Grantor is taking in respect of such event.

          (e) Whenever any Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Trustee within five Business Days after the last day of the fiscal quarter in which such filing occurs. Such Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as may be necessary or appropriate or as the Trustee may reasonably request to evidence Trustee's and the Holders' security interest in any Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby and shall deliver to the Trustee an Officers' Certificate as to compliance with this subparagraph (e).

          (f) Each Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks material to the business of such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability and, as to Patents, the payment of maintenance fees, except where the failure to take such action could not have a Material Adverse Effect.

          (g) In the event that any Patent or Trademark is infringed, misappropriated or diluted by a third party, which infringement, misappropriation or dilution could reasonably be expected to have a Material Adverse Effect, the applicable Grantor shall upon receipt of knowledge of such infringement, misappropriation or dilution, promptly (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark and (ii) if such Patent or Trademark is of material economic value, promptly notify the Trustee after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

          (h) Each Grantor (either itself or through licensees or sublicensees) will (i) employ the appropriate notice of copyright for each published Work subject to copyright protection to the extent necessary to protect the Copyright relating to such

     Work and (ii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material Copyright may become invalidated, except where the failure to take any such action could not reasonably be expected to have a Material Adverse Effect.

          (i) No Grantor will (either itself or through licensees) do any act, or omit to do any act, whereby any material Copyright may become injected into the public domain, except where the failure to take any such action could not reasonably be expected to have a Meterial Adverse Effect.

          (j) Each Grantor will notify Trustee immediately if it knows, or has reason to know, that any Copyright may become injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court or tribunal in any country) regarding such Grantor's ownership of any such Copyright or its validity and of any action such Grantor is taking in respect of such event.

          (k) Whenever any Grantor, either by itself or through any agent, employee licensee, sublicensee or designee, shall file an application for the registration of any Copyright with the United States Copyright Office or any similar office in any other country or political subdivision thereof, such Grantor shall report such filing to the Trustee within five Business Days after the last day of the fiscal quarter in which such filing occurs. Such Grantor shall execute and deliver any and all agreements, instruments, documents and papers as shall be necessary or appropriate or as the Trustee reasonably may request to evidence the Trustee's and the Holders' security interest in such Copyright and shall deliver to the Trustee an Officers' Certificate as to compliance with this subparagraph
     (k).

          (l) Each Grantor will take all reasonable and necessary steps in accordance with its reasonable business judgment, to maintain and pursue each application (and to obtain the relevant registration) and to maintain to the extent permitted by law each registration of each material Copyright owned by such Grantor including, without limitation, filing of applications for renewal, where necessary.

          (m) Each Grantor will promptly notify the Trustee of any material infringement of any Copyright owned by it of which it becomes aware and will take all reasonable and necessary actions to protect such Copyright, including, where appropriate, the bringing of suit or the settling of actual or potential suits for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

          SECTION 6.11. Authorization. Enforceability.  Each Grantor has the
                        -----------------------------
requisite power, authority and legal right to grant a security interest in all the Collateral of such Grantor pursuant to this Agreement, and this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms. Each Contract to which any Grantor is a party is in full force and effect and constitutes a valid and legally enforceable obligation of such Grantor, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (whether considered in a proceeding in equity or at law).

          SECTION 6.12. No Consents. Except for the filings, registrations and
                        -----------
recordings contemplated in Section 6.3, no consent of any person (including,
                           -----------
without limitation, any stockholders or creditors of any Grantor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other person is required
(a) for the grant by the Grantors of a security interest in the Collateral pursuant to this Agreement, (b) for the perfection or maintenance of such security interest created hereby, including the first priority nature of such security interest, or the exercise of rights and remedies provided for herein,
(c) for the enforceability of such security interest against third parties, including judgment lien creditors, (d) for the authorization, execution, delivery or performance of this Agreement by the Grantors, or (e) for the exercise by the Trustee of the remedies in respect of the Collateral pursuant to this Agreement.

          SECTION 6.13. Collateral. All information set forth herein (including,
                        ----------
without limitation, the information set forth in the Schedules and Exhibits annexed hereto) relating to the Collateral is accurate and complete in all material respects.

          SECTION 6.14. Ownership and Control of Collateral. Except as may
                        -----------------------------------
otherwise be permitted by the Indenture, each Grantor at all times will be the sole legal and beneficial owner of the Collateral of such Grantor.

          SECTION 6.15. Insurance. The Grantors shall maintain the insurance
                        ---------
coverage required under the Indenture and otherwise comply with the requirements of the Indenture relating to insurance including, without limitation, Sections
4.18 and 10.5 thereof.

          SECTION 6.16. Representations Regarding Contracts.
                        -----------------------------------

          (a) Each Contract to which any Grantor is a party is in full force and effect and constitutes a valid and legally enforceable obligation of such Grantor, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (whether considered in a proceeding in equity or at law)

          (b) Except as could not reasonably be expected to have a Material Adverse Effect, no Grantor or (to the best of such Grantor's knowledge) any other party to any Contract to which such Grantor is a party is in default in default in the performance or observance of any of the terms thereof and each Grantor is not aware of any fact that, with notice or lapse of time, could reasonably be expected to result in such a default.

          (c) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor has fully performed all its obligations under each Contract to which such Grantor is a party.

          (d) The right, title and interest of each Grantor in, to and under each Contract to which such Grantor is a party are not subject to any defense, offset, counterclaim or claim which could materially adversely affect the value of such Contract as Collateral or otherwise have a Material Adverse Effect, nor have any of the foregoing been asserted or alleged against such Grantor as to any Contract to which such Grantor is a party.

          (e) No amount constituting Collateral and payable to any Grantor under or in connection with any Contract to which such Grantor is a party is evidenced by any Instrument, Chattel Paper or Investment Property which has not been delivered to the Trustee.

          (f) None of the parties to any Contract is a Governmental Authority, other than contracts with the City of Black Hawk regarding the plat of subdivision, the exchange of property and the maintenance of a sign.

          SECTION 6.17. Covenants Regarding Contracts.
                        -----------------------------

          (a) Each Grantor will perform and comply in all material respects with all its obligations under the material Contracts to which such Grantor is a party.

          (b) Except as expressly permitted by the Indenture, each Grantor will not amend, notify, terminate or waive any provision of any Contract to which such Grantor is a party in any manner which could materially adversely affect the value of such Contract as Collateral or which could otherwise reasonably be expected to have a Material Adverse Effect; provided, that any Grantor may replace a Contract (the "Initial Contract")
     --------
     so long as (1) the contract entered into to replace the Initial Contract (the "Replacement Contract") is subject to the security interest created by this Agreement, and (2) the Replacement Contract is on no less favorable terms to such Grantor than the Initial Contract.

          (c) Except as expressly permitted by the Indenture, no Grantor will fail to exercise promptly and diligently each and every material right which it may have under each material Contract to which such Grantor is a party; provided that such Grantor may amend, modify, terminate or waive
            --------
     rights subject to Section 6.17(b) above.
                       ---------------

          (d) Except as expressly permitted by the Indenture, no Grantor will fail to deliver to the Trustee a copy of each material demand, notice or document received by it relating in any way to any material Contract to which such Grantor is a party.

          (e) Except as expressly permitted in the Indenture, in any suit, proceeding or action brought by or on behalf of the Trustee or any Holder under any Contract to which any Grantor is a party, such Grantor will defend, save, indemnify and keep the Trustee and such Holder harmless from and against any and all expenses, losses, claims, liabilities and damages, as incurred, suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from such Grantor.

          (f) The covenants set forth at Section 6.17(a) and (c) shall terminate on, and be of no further force or effect from and after, the date that the Isle-Black Hawk (as defined in the Indenture) is Operating (as defined in the Indenture).

          SECTION 6.18. Further Actions and Identification of Collateral. At any
                        ------------------------------------------------
time upon the occurrence of a Default or Event of Default or otherwise no more than two times in any twelve-month period, each Grantor shall, at its sole cost and expense, make, execute, endorse, acknowledge, file and/or deliver to the Trustee from time to time such lists, descriptions and designations of the Collateral of such Grantor, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices and schedules relating to the Collateral of such Grantor, as the Trustee may reasonably request, all in reasonable detail.

          SECTION 6.19. Records of Collateral: Notation on Books and Records.
                        ----------------------------------------------------
Each Grantor shall keep full and accurate books and records relating to the Collateral of such Grantor, and stamp or otherwise mark such books and records in such manner as may be necessary or as the Trustee may reasonably require in order to reflect the security interests granted by this Agreement.

          SECTION 6.20. Notices. Each Grantor will advise the Trustee promptly,
                        -------
in reasonable detail, at the Trustee's address for notices provided for in the Indenture of any Lien (other than security interests created hereby or Permitted Liens) on any of the Collateral of such Grantor or any attachment or other legal process levied against any of the Collateral of such Grantor.

          SECTION 6.21. Collateral Maintenance. Each Grantor will keep and
                        ----------------------
maintain the Collateral in good operating condition, working order and repair, ordinary wear and tear excepted, and from time to time will make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable toward such end. No Grantor will misuse or abuse the Collateral, or waste or allow it to deteriorate, except for the ordinary wear and tear of its normal and expected use in such Grantor's business in accordance with such Grantor's policies as then in effect (provided that
                                                           --------
no changes are made to such Grantor's policies as in effect on the date hereof that would be materially adverse to the interests of any of the Secured Parties), and will comply with all laws, statutes and regulations pertaining to the use or ownership of the Collateral of such Grantor.

          SECTION 6.22. After-Acquired Intellectual Property. If any Grantor
                        ------------------------------------
shall (i) obtain any rights to any new invention (whether or not patentable), know-how, trade secret, design, process, procedure, formula, diagnostic test, service mark, trademark, trademark registration, trade name, copyright or license or (ii) become entitled to the benefit of any patent, service mark or trademark application, trademark, trademark registration, license renewal, copyright renewal or extension, or patent for any reissue, division, continuation, renewal extension, or continuation-in-part of any patent or any improvement on any patent, the provisions of this Agreement shall automatically apply thereto and any item enumerated in clause (i) or (ii) of this sentence shall automatically constitute Collateral and shall be subject to the assignment, lien and security interest created hereby without further action by any party. Each Grantor promptly shall (x) give to the Trustee written notice of its acquisition of or entitlement to any of the rights set forth in clauses (i) and (ii) of the immediately preceding sentence and (y) confirm the attachment of the lien and security interest created hereby to any of such rights by execution of an appropriate instrument delivered to the Trustee, including an amendment to Exhibits A, B and/or C annexed hereto to include any
                          ----------------------
such rights.

          SECTION 6.23. Other Agreements. The Company has provided a copy of the
                        ----------------
Indenture to Casino America, Inc., as Manager of the Isle-Black Hawk (in such capacity, together with any successor or replacement manager, the "Manager") and has caused the Manager to review the Indenture and has caused and will cause the Isle-Black Hawk to be managed in accordance with the terms of the Indenture.

          SECTION 7. Special Provisions Relating to Intellectual Property.
                     ----------------------------------------------------

          SECTION 7.1 Modifications. The Grantors and the Trustee may modify
                      -------------
this Agreement, without the consent of Holders, by amending Exhibits A, B and/or
                                                            --------------------
C annexed hereto to include any future Intellectual Property of the Grantors in
-
accordance with Section 6.10 or Section 6.24 or to reflect any disposition of
                ------------    ------------
Intellectual Property made in compliance with the provisions of this Agreement and the Indenture.

          SECTION 7.2 Applications. Except in the ordinary course of business
                      ------------
consistent with prudent business practice, and as may otherwise be permitted by the Indenture, no Grantor shall abandon any registration of any Intellectual Property or any right to file an application with respect to Intellectual Property or any pending application, unless refused by the Patent and Trademark Office Examiner, without the prior written consent of the Trustee.

          SECTION 7.3. Restriction on Licensing Intellectual Property. No
                       ----------------------------------------------
Grantor shall license the Intellectual Property or any portion thereof, or amend or permit the amendment of any of the Licenses, in either case in a manner that adversely affects the right to receive any material amount of payments thereunder, or, except as otherwise permitted under the Indenture, in any manner adverse to the interests of the Trustee in the Intellectual Property without the prior written consent of the Trustee.

          SECTION 7.4.  Use of Intellectual Property Prior to Event of Default.
                        ------------------------------------------------------
Subject to Section 7.3 but notwithstanding any other provision herein to the
           -----------
contrary, so long as no Event of Default shall have occurred and be continuing, each Grantor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of such Grantor. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Trustee shall, from time to time upon the request of the Grantors, execute and deliver to the Grantors any instruments, certificates or other documents, in the form so requested, which the Grantors shall have certified are appropriate to allow the Grantors to take any action permitted above (including relinquishment of the license provided as to any specific Intellectual Property).

          SECTION 8.    Transfers and Other Liens. Except as permitted by the
                        -------------------------
Indenture, the Grantors shall not sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral. The Grantors shall not create or permit to exist any Lien upon or with respect to any of the Collateral other than Permitted Liens or Liens in favor of the Secured Parties pursuant to this Agreement.

          SECTION 9.    Reasonable Care. Beyond the duties set forth in Section
                        ---------------                                 -------
15.3 and the exercise of reasonable care in custody thereof, the Trustee shall
----
have no duty as to the collection of any Collateral in its possession or control or in the possession or control of any agent or nominee of the Trustee, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Trustee, in its individual capacity, accords its own property, it being understood that the Trustee shall not have responsibility for taking any necessary steps to preserve rights against any person with respect to any Collateral.

          SECTION 10.   Remedies Upon Event of Default.
                        ------------------------------

          SECTION 10.1. Notice to Obligors and Contract Parties. At any time
                        ---------------------------------------
after the occurrence and during the continuance of an Event of Default, the Trustee may, and, if requested by the Trustee, the Grantors shall, notify parties to the Contracts and account debtors in respect of any General Intangibles or Accounts constituting Collateral that such Collateral has been assigned to the Trustee for the ratable benefit of the Holders and that payments in respect thereof shall be made directly to the Trustee.

          SECTION 10.2. Proceeds to be Turned Over to Trustee. If an Event of
                        -------------------------------------
Default shall have occurred and be continuing, all amounts and proceeds (including instruments) received by any Grantor in respect of any Collateral shall be held by such Grantor in trust for the Trustee and the Holders, segregated from other funds of such

Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Trustee in the exact form received by such Grantor (duly endorsed by such Grantor to the Trustee, if required or requested) and held by the Trustee in the Collateral Account, which shall be maintained under the sole dominion and control of the Trustee. All Proceeds while held by the Trustee in the
Collateral Account (or by any Grantor in trust for the Trustee and the Holders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 11.
                                                                  ----------

          SECTION 10.3. Obtaining Possession of the Collateral. If an Event of
                        --------------------------------------
Default shall have occurred and be continuing, then and in every such case, the Trustee may, but shall not be obligated to, in addition to any other action permitted by law (and not limited in any manner to the remedies contained in the Securities and the Indenture) take one or more of the following actions:

          (a) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Grantor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Grantor's premises where any of the Collateral is located and remove such Collateral and use in connection with such removal any and all services, supplies, aids and other facilities of any Grantor;

          (b) sell, assign or otherwise liquidate, or direct any Grantor to sell, assign or otherwise liquidate, any or all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation; and

          (c) take possession of the Collateral or any part thereof, by directing any Grantor in writing to deliver the same to the Trustee at any place or places which the Trustee shall reasonably select, in which event such Grantor shall at its own expense; (x) forthwith cause the same to be moved to the place or places so designated by the Trustee and there delivered to the Trustee; (y) store and keep any Collateral so delivered to the Trustee at such place or places pending further action by the Trustee and (z) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain them in good condition. The Grantors' obligation to deliver the Collateral is of the essence of this Agreement. Upon application to a court of equity having jurisdiction, the Trustee shall, to the extent permitted by law, be entitled to a decree requiring specific performance by any Grantor of such obligation.

          SECTION 10.4. Use and Preservation of the Collateral. Upon and during
                        --------------------------------------
the existence of an Event of Default, the Trustee may, in its sole discretion, use or manage the Collateral to preserve the Collateral or its value, or to pay the Obligations which includes, without limitation, the right to take possession of any Grantor's premises and property, to exclude any Grantor and any third parties (whether or not claiming under such Grantor) from such premises and property, to make repairs, replacements, alterations, additions and improvements to or take any acts to preserving the Collateral, and to dispose of all or any portion of the Collateral.

          SECTION 10.5. Remedies Under UCC. In addition to the rights and
                        ------------------
remedies provided in this Agreement or otherwise available to it, the Trustee shall have all the rights and remedies of a secured party under the UCC or under the Uniform Commercial Code of any other relevant jurisdiction.

          SECTION 10.6. Additional Remedies. Upon the occurrence and during the
                        -------------------
continuance of an Event of Default, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantors or any other person (all and each of which demands, defenses, advertisements and notices are, to the extent permitted by law, hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Trustee or elsewhere upon such terms and conditions as the Trustee may deem advisable and at such prices as it may elect, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Holder shall have the right, to the extent permitted by law, upon any such public sale or sales or upon any such private sale or sales, to purchase for cash the whole or any part of the Collateral so sold (but any such purchase may not, in whole or in part, be in the form of cancellation of indebtedness without the consent of each Holder). Each Grantor further agrees, at the Trustee's request, to assemble the Collateral of such Grantor and make it available to the Trustee at places which the Trustee shall reasonably select, whether at such Grantor's premises or elsewhere. The Trustee shall apply the net proceeds of any action taken by it pursuant to this Agreement, after deducting all reasonable costs and expenses of every kind incurred by the Trustee in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Holders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, as provided in Section 11 hereof, and only after such
                                       ----------
application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need the Trustee account for the surplus, if any, to the Grantors. To the extent permitted by law, each Grantor waives all claims, damages and demands it may acquire against the Trustee (or any other trustee under the Deed of Trust) or any Holder arising out of the exercise by any of them of any rights hereunder. If any notice of proposed sale or other disposition of Collateral shall be required by law, such notice shall, to the extent permitted by law, be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Notwithstanding the foregoing, the Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may, without notice or publication, adjourn any public or private sale, or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale or, with respect to a private sale, after which such sale may take place, and any such sale may, without further notice, be made at the time and place to which it was adjourned or, with respect to a private sale, after which such sale may take place. Each purchaser at any such sale shall hold the property sold free from any claim or right on the part of any Grantor, and each Grantor hereby waives, to the full extent permitted by law, all rights of redemption, stay and/or appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. To the extent permitted by law, each Grantor also hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Trustee until the sale price is paid by the purchaser or purchasers thereof, and the Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral purchased. In case of any such failure, such Collateral may be sold again upon like notice. The parties hereto agree that the notice provisions, method, manner and terms of any sale, transfer or disposition of any Collateral in compliance with the terms set forth herein or any other provision of this Agreement are commercially reasonable.

          SECTION 10.7. Certain Sales of Collateral. Each Grantor recognizes
                        ---------------------------
that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner.

          SECTION 10.8. Certain Remedies in Respect of Intellectual Property. If
                        ----------------------------------------------------
an Event of Default shall have occurred and shall be continuing, in addition to the other rights and remedies provided for herein or otherwise available to it, the Trustee may license or sublicense (whether general, special or otherwise, and whether on an exclusive or non-exclusive basis) all or any portion of the Intellectual Property throughout the world for such term or terms, on such conditions and in such manner as the Trustee shall determine. Upon request by the Trustee, the Grantors shall execute and deliver to the Trustee any powers of attorney, in form and substance satisfactory to the Trustee, for the implementation of any assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property. In the event of any sale, assignment, or other disposition of any of the Intellectual Property, the goodwill and general intangibles connected with and symbolized by the Intellectual Property subject to such disposition shall be included, and the Grantors shall supply to the Trustee or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Intellectual Property. Notwithstanding the foregoing or any other provision hereof, the provisions of this Security Agreement, including this Section 10.8 are subject to the License Agreement, dated as of July 29, 1997, between Casino America, Inc. and the Company, and the use and enjoyment by the Trustee of the license rights thereunder shall be subject to the limitations contained therein.

          SECTION 10.9. Special Performance. In addition to any of the other
                        -------------------
rights and remedies hereunder, the Trustee shall have the right to institute a proceeding seeking specific performance in connection with any of the agreements or obligations hereunder.

          SECTION 10.10. Receivership. Upon and during the continuance of a
                         ------------
Default or an Event of Default, the Trustee may, to the fullest extent permitted by law, have a court having jurisdiction appoint a receiver, which receiver shall take charge and possession of and protect, preserve, replace and repair the Collateral or any part thereof, and manage and operate the same, and receive and collect all rents, income, receipts, royalties, revenues, issues and profits therefrom. Except to the extent prohibited by law, each Grantor shall irrevocably consent and shall be deemed to have hereby irrevocably consented to the appointment thereof, and upon such appointment, such Grantor shall immediately deliver possession of such Collateral to the receiver. Except to the extent prohibited by law, each Grantor also irrevocably consents to the entry of an order authorizing such receiver to invest interest upon any funds held or received by the receiver in connection with such receivership. The Trustee shall be entitled to such appointment as a matter of right, if it shall so elect, without the giving of notice to any party and without regard to the adequacy of the security of the Collateral.

          SECTION 11. Application of Proceeds. All cash proceeds received by the
                      -----------------------
Trustee upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as follows:

               First: To the payment of all reasonable out-of-pocket expenses
               -----
     incurred by the Trustee in connection with the sale of, collection of or other realization upon Collateral, including reasonable attorneys' fees and disbursements and court costs, if applicable;

               Second: To the payment of the Obligations in such manner
               ------
     consistent with applicable laws and the Indenture as the Trustee in its discretion shall decide; and

               Third: To the extent of the balance (if any) of such proceeds, to
               -----
     payment to the Grantors or other Person legally entitled thereto.

          Non-cash proceeds of any disposition by the Trustee of Collateral available to satisfy the Obligations shall be applied to the Obligations in such order and in such manner consistent with applicable law and the Indenture as the Trustee in its discretion shall decide.

          SECTION 12. Expenses. The Grantors will immediately upon demand pay to
                      --------
the Trustee the amount of any and all reasonable expenses, including the fees and expenses of the Trustee's counsel and the fees and expenses of any experts and agents which the Trustee may incur in connection with (a) the collection of the Obligations, (b) the enforcement and administration of this Agreement, (c) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (d) the exercise or enforcement of any of the rights of the Trustee or any Secured Party hereunder, (e) the failure by the Grantors to perform or observe any of the provisions hereof, (f) the preparation and filing or recording of financing statements and other documents (including all taxes in connection therewith) in public offices necessary or desirable to create and maintain first priority perfected security interests in the Collateral in favor of the Trustee, (g) the payment or discharge of any taxes, insurance premiums required or permitted under any Collateral Document or encumbrances with respect to the Collateral, (h) defending or prosecuting any actions or proceedings arising out of or related to the transactions to which this Agreement relates (other than actions by any Grantor for breach of the Indenture or any Collateral Documents determined by a court of competent jurisdiction pursuant to a non-appealable order), or (i) otherwise protecting, maintaining or preserving the Collateral and the perfection and priority of the security interests granted or purported to be granted hereunder, or the enforcing, foreclosing, retaking, holding, storing, processing, selling or otherwise realizing upon the Collateral and the Trustee's security interest therein, whether through judicial proceedings or otherwise. All amounts payable by the Grantors under this Section shall be due upon demand and shall be part of the Obligations. The Grantors' obligations under this Section shall survive the termination of this Agreement and the discharge of the Grantors' other obligations hereunder.

          SECTION 13. Amendments in Writing: No Waiver. Cumulative Remedies:
                      ------------------------------------------------------
Reinstatement: Additional Grantors.
----------------------------------

          SECTION 13.1. Amendments. Subject to the provisions of Article 9 of
                        ----------
the Indenture, none of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified, except by a written instrument executed by the Grantors (except as otherwise provided in Section 13.4) and the
                                                          ------------
Trustee; provided that any provision of this Agreement imposing obligations on
         --------
any Grantor may be waived by the Trustee in a written instrument executed solely by the Trustee.

          SECTION 13.2. No Waiver: Remedies Cumulative. To the maximum extent
                        ------------------------------
permitted by law, (a) no failure on the part of the Trustee to exercise, no course of dealing with respect to, and no delay on the part of the Trustee in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof or constitute an acquiescence to any default or Event of Default; nor (b) shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right, power or remedy. A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Holder would otherwise have on any future occasion. To the maximum extent permitted by law, the remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

          SECTION 13.3. Reinstatement. In the event the Trustee shall have
                        -------------
instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case, each Grantor, the Trustee and each Holder shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Trustee and the Secured Parties shall continue as if no such proceeding had been institued.

          SECTION 13.4. Additional Grantors. If either Grantor shall acquire or
                        -------------------
create a Sudsidiary after the date of this Agreement, then such newly acquired or created Sudsidiary shall (i) become a party to this Security Agreement by executing and delivering to the Trustee an Amendment to Security Agreement (Additional Grantor) and (ii) shall enter into such documents as shall be necessary in the Trustee's opinion to create a perfected, first priority security interest in the capital stock and all property of such Sudsidiary (including, without limitation, any real property and all personal property of such Sudsidiary) and the proceeds and products thereof. Upon the execution and delivery to the Trustee by any Person of an Amendment to Security Agreement (Additional Grantor) in substantially the form of Annex I hereto (each, an "Amendment to Security Agreement (Additional Grantor)"), which Amendment to Security Agreement (Additional Grantor) need not be executed by the Grantors, and the acceptance thereof by the Trustee, such Person shall be and become a Grantor hereunder, and each reference in this Agreement to the "Grantor" shall include such Person and each reference in the Indenture, the Securities and any other Collateral Document to the "Grantor" shall include such Person.

          SECTION 14.   Appointment as the Trustee. The actions of the Trustee
                        --------------------------
hereunder are subject to the provisions of the Indenture. The Trustee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Collateral), in accordance with this Agreement and the Indenture. The Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Trustee by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Trustee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Trustee.

          SECTION 15.   The Trustee Appointed Attorney-in-Fact; the Trustee May
                        -------------------------------------------------------
Perform.
-------

          SECTION 15.1. The Trustee Appointed as Attorney-in-Fact. Each Grantor
                        -----------------------------------------
hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Trustee and any officer or agent of the Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

         (a) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due under any Contract or with respect to any other Collateral whenever payable;

         (b) in the case of any Copyright, Patent or Trademark, execute and deliver any and all agreements, instruments, documents and papers as the Trustee may request to evidence the Trustee's security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

         (c) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

         (d)  execute, in connection with any sale provided for in Sections
                                                                   --------
10.3, 10.4 or 10.5 or any other sale of Collateral pursuant to this Agreement,
----  ----    ----
any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

         (e) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (ii) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verfications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate; (vii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and do, at the Trustee's option and the Grantors' expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's and the Holders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the applicable Grantor might do.

          The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable until this Agreement is terminated and the security interests created hereby are released. Each Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue and in accordance with the terms hereof. Anything in this Section to the contrary notwithstanding, the Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section unless an Event of Default shall have occurred and be continuing.

          SECTION 15.2. The Trustee May Perform. If any Grantor shall fail to
                        -----------------------
do any act or thing that it has covenanted to do hereunder or under the Indenture or if any representation or warranty on the part of such Grantor contained herein or under the Indenture shall be breached, the Trustee or any Secured Party may (but shall not be obligated to), after providing such Grantor with at least five Business Days' notice, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by the Trustee or such Secured Party shall be paid by such Grantor promptly upon demand therefor, with interest at the Default Rate during the period from and including the date on which such funds were so expended to the date of repayment. The Grantors' obligations under this Section shall survive the termination of this Agreement and the discharge of the Grantors' other obligations under this Agreement.

          SECTION 15.3. Duty of the Trustee. The Trustee's sole duty with
                        -------------------
respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC, Section 9 hereof or
                                                   ---------
otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for itsown account. Neither the Trustee, any Holder nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantors or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Trustee and the Holders hereunder are solely to protect the Trustee's and the Holders' interests in the Collateral and shall not impose any duty upon the Trustee or any Holder to exercise any such powers. The Trustee and the Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Trustee accords its own property. Except as provided in this Section, the Trustee shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating the Trustee or the Holders, and neither the Trustee nor the Holders shall be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify the Grantors of any decline in the value of any Collateral.

          SECTION 15.4   Execution of Financing Statements. Pursuant to Section
                         ---------------------------------
9-402(2)(e) of the UCC, the Grantors authorize the Trustee (subject to the last sentence of Section 5.2) to file financing statements and continuation
            -----------
statements with respect to the Collateral without the signature of the Grantors in such form and in such filing offices as the Trustee reasonably determines appropriate to perfect, and maintain perfected, the security interests of the Trustee under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          SECTION 15.5.  Authority of the Trustee. The Grantors acknowledge that
                         ------------------------
the rights and responsibilities of the Grantors under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgement or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Grantors, the Trustee shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Grantors shall be under no obligation, or entitlement, to make any inquiry respecting such authority. The Trustee may exercise its rights under this Agreement through an agent or other designee.

          SECTION 16.    Notices. All notices, requests, demands and other
                         -------
communication shall be given in the manner set forth in Section 13.02 of the Indenture and shall be given or delivered at the following respective addresses and facsimile and telephone numbers and to the attention of the following individuals or departments: (i) if to any Grantor, at its address specified pursuant to the Indenture , (ii) if to the Trustee, at its address specified pursuant to the Indenture or, (iii) as to any such party, at such other address or, facismile or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

          SECTION 17.    Continuing Security Interest: Assignment. This
                         ----------------------------------------
Agreement shall create a continuing security interest in the Collateral and shall (a) be binding upon each Grantor, its successors and assigns, and (b) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee (and, to the extent provided herein, any other trustee under the Deed of Trust) and the other Secured Parties and each of their respective successors, transferees and assigns; and no other Persons (including, without limitation, any other creditors of any Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer any security or guarantee held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

          SECTION 18.  Release of Collateral. Reference is hereby made to
                       ---------------------
Article 10 of the Indenture for provisions which discuss the release of the Collateral from the Liens created by this Agreement.

          SECTION 19.  Termination. When all Obligations have been indefeasibly
                       -----------
paid in full, this Agreement shall terminate (except as to those provisions which it is provided herein shall survive such termination) and the Trustee shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or to the order of the Grantors and to be released and canceled all licenses and rights referred to in Section 7.4 hereof; provided, however, that any licenses or sublicenses
      -----------         --------  -------
granted by the Trustee pursuant to Section 10.8 shall continue to be in full
                                   ------------
force and effect in accordance with their terms. The Trustee shall also execute and deliver to the Grantors upon such termination such Uniform Commercial Code termination statements such other documentation as shall be reasonably requested by the Grantors to effect the termination and release of the security interests in the Collateral.

          SECTION 20.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                       -------------
SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION AND ENFORCEMENT OF THE SECURITY INTERESTS HEREUNDER ARE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

          SECTION 21.  Severability of Provisions. Any provision of this
                       --------------------------
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 22.  Interaction with Indenture.
                       --------------------------

          (a)   Incorporation by Reference. All terms, covenants, conditions,
                --------------------------
     provisions and requirements of the Indenture are incorporated by reference in this Security Agreement.

          (b)   Conflicts. Notwithstanding any other provision of this Security
                ---------
     Agreement, the terms and provisions of this Security Agreement shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides the Trustors with a particular cure or notice period, or establishes any limitations or conditions on the Trustee's actions with regard to a particular set of facts, the Trustors shall be entitled to the same cure periods and notice periods, and the Trustee shall be subject to the same limitations and conditions, under this Security Agreement, as under the Indenture, in place of the cure periods, notice periods, limitations and conditions provided for under this Security Agreement; provided, however,
                                                            --------  -------
     that such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Security Agreement. In the event of any conflict or inconsistency between the provisions of this Security Agreement and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

          SECTION 23.  Other Security. To the extent that the Obligations are
                       --------------
now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other Person, then the Trustee shall have the right in its sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Trustee's or any Holder's rights and remedies hereunder.

          SECTION 24.  Execution in Counterparts. This Agreement and any
                       -------------------------
amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

          SECTION 25.  Headings. The Section and subsection headings used in
                       --------
this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

          SECTION 26.  Obligations Absolute. All obligations of the Grantors
                       --------------------
hereunder shall be absolute and unconditional irrespective of:

          (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor;

          (b) any lack of validity or enforceability of the Indenture, the Completion Capital Commitment, the Securities, any other Collateral Document, or any other agreement or instrument relating thereto;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, the Completion Capital Commitment, the Securities, and other Collateral Document or any other agreement or instrument relating thereto (except to the extent specified in such change, amendment or waiver);

          (d) any taking, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantees, for all or any of the Obligations;

          (e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement, the Indenture, the Completion Capital Commitment, the Securities, any other Collateral Document, or any other agreement or instrument relating thereto, except as specifically set forth in a waiver granted pursuant to the provisions of the Indenture;

          (f) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other obligations of any Grantor under the Indenture, the Securities or any other Collateral Document or any other assets of any Grantor or any of its Subsidiaries;

          (g) any change, restructuring or termination of the corporate structure or existence of any Grantor or any of its Subsidiaries;

          (h) any failure of the Trustee or any Secured Party to disclose to any Grantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any other Grantor now or in the future known to the Trustee or any other Secured Party (the Grantors hereby waiving any duty on the part of the Trustee and any other Secured Party to disclose such information); or

          (i) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, any Grantor or any guarantor or surety.

          SECTION 27. Waiver of Marshaling. Each Grantor for itself and for all
                      --------------------
Persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the liens granted under this Agreement, hereby expressly waives and releases all rights to direct the order in which any of the Collateral shall be sold in the event of any sale or sales pursuant hereto and to have any of the Collateral and/or any other property now or hereafter constituting security for any of the obligations secured hereunder marshaled upon the exercise of any remedies under this Agreement or any other agreement granting security for the obligations secured hereunder.

          SECTION 28. Independence of Covenants. All covenants hereunder shall
                      -------------------------
be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.

          SECTION 29. Savings Clause. It is the intention of the parties to
                      --------------
conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Agreement is a part. All agreements between the Grantors and the Trustee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Grantors for the use, forbearance or detention of the money to be loaned or advanced under the Indenture, the Securities, the Completion Capital Commitment, this Agreement, any other Collateral Document, or any other agreement or instrument relating thereto, or for the payment or performance of any covenant or obligation contained herein or therein, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Grantors shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Grantors. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit or advancement of funds by the Trustee or any Holder, shall, to the extent permitted by law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Agreement until payment in full of the Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

          SECTION 30. Certain Waivers by the Grantors. Each Grantor waives (a)
                      -------------------------------
any claim that, as to any part of the Collateral, a public sale, should the Trustee elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, to the fullest extent not prohibited by applicable laws, notice or judicial hearing in connection with the Trustee's disposition of any of the Collateral including any and all prior notice and hearing for any pre-judgment remedy or remedies and any such right that such Grantor would otherwise have under the Constitution or any statute of the United States or of any state, and all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Trustee's rights hereunder,
(c) all rights of redemption, appraisal or valuation, and (d) all rights and defenses arising out of an election of remedies by any Secured Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Grantor's rights of subrogation and reimbursement against the principal.

          SECTION 31. Waiver of Jury Trial. THE TRUSTEE AND THE GRANTORS HEREBY
                      --------------------
WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

          SECTION 32. Gaming Laws. The grant of security interest and the terms
                      -----------
and provisions of this Agreement, including, but not limited to, all rights and remedies of the Trustee and powers of attorney and appointment, are expressly subject to all laws, statutes, regulations and orders affecting limited gaming or the sale of liquor (collectively, the "Gaming Laws"), in the State of Colorado, which may include, but not be limited to, the necessity for the Trustee to obtain the prior approval of the regulatory agencies enforcing the Gaming Laws before taking any action hereunder and to be licensed by such regulatory agencies before exercising certain rights and remedies hereunder.

          SECTION 33. Entire Agreement. This written agreement represents the
                      ----------------
final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties with respect to the subject matter hereof. There are no unwritten oral agreements among the parties with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the Grantors and the Trustee have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                   ISLE OF CAPRI BLACK HAWK L.L.C.

                                   By:  /s/ Allan B. Solomon
                                        ------------------------------
                                        Name:  Allan B. Solomon
                                               -----------------------
                                        Title: Secretary
                                               -----------------------


                                   By:  /s/ H. Thomas Winn
                                        -------------------------------
                                        Name:  H. Thomas Winn
                                               ------------------------
                                        Title: Vice President
                                               ------------------------


                                   ISLE OF CAPRI BLACK HAWK
                                   CAPITAL CORP.

                                   By:  /s/ Allan B. Solomon
                                        -------------------------------
                                        Name:  Allan B. Solomon
                                               ------------------------
                                        Title: Secretary
                                               ------------------------

                                   IBJ SCHRODER BANK & TRUST COMPANY,
                                   as Trustee

                                   By:  /s/ William T. Lynch
                                        --------------------------------
                                        Name:  William T. Lynch
                                               -------------------------
                                        Title: Vice President
                                               -------------------------

                                                                       EXHIBIT A
                                                                       ---------
                                                       TO THE SECURITY AGREEMENT
                                                       -------------------------

                    COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                   APPLICATIONS FOR COPYRIGHT REGISTRATIONS

Title          Date Filed          Registration No.         Effective Date
-----          ----------          ----------------         --------------


                                     NONE




                              COPYRIGHT LICENSES
                              ------------------


Title          Date Filed          Registration No.         Effective Date
-----          ----------          ----------------         --------------


                                     NONE

                                                                       EXHIBIT B
                                                                       ---------
                                                       TO THE SECURITY AGREEMENT
                                                       -------------------------

                        PATENTS AND PATENT APPLICATIONS
                        -------------------------------

File      Patent         Country         Registration No.         Date
----      ------         -------         ----------------         ----


                                     NONE




                                PATENT LICENSES
                                ---------------

File      Patent         Country         Registration No.         Date
----      ------         -------         ----------------         ----


                                     NONE

                                                                       EXHIBIT C
                                                                       ---------
                                                       TO THE SECURITY AGREEMENT
                                                       -------------------------

                    TRADE NAMES, TRADEMARKS, SERVICE MARKS,
                 TRADEMARK AND SERVICE MARK REGISTRATIONS AND
           APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS

                              Application (A)
                              Registration (R)              Registration
Mark                          or Series No. (S)             or Filing Date
----                          -----------------             --------------
Farraday's                    75-252,127 (A)                March 5, 1997

Isle Style                    75-224,559 (A)                January 13, 1997



               TRADE NAME, TRADEMARKS AND SERVICE MARK LICENSES


Trademarks licensed to the Company:

                              Application (A)
                              Registration (R)              Registration
Mark                          or Series No. (S)             or Filing Date
----                          -----------------             --------------
Isle of Capri (parrot logo)   2,039,052 (R)                 February 18, 1997

Isle of Capri                 1,789,909 (R)                 August 24, 1993

Isle of Capri                 1,789,917 (R)                 August 24, 1993

Island Gold                   1,925,975 (R)                 October 10, 1995

Calypso's                     2,022,801 (R)                 December 17, 1996

Farraday's                    75-252,127 (A)                March 5, 1997

Isle Style                    75-224,559 (A)                January 13, 1997

                              SECURITY AGREEMENT


                                  Schedule A

      Motor Vehicles and Other Equipment subject to Certificates of Title
      ------------------------------------------------------------------


                                     NONE

                              SECURITY AGREEMENT


                                  Schedule B

                                    Filings
                                    -------

1. UCC-1 Financing Statements describing the Collateral and naming the Grantor as a debtor and the Trustee as secured party to be filed with:

     (a)  the Secretary of State of the State of Colorado
     (b)  the Secretary of State of the State of Mississippi
     (c)  the Secretary of State of the State of New York
     (d)  Chancery Clerk of Harrison County, Mississippi

2. With respect to the interests granted in Trademark Licenses, (a) a notice filing with United States Patent and Trademark Office, and (b) UCC-1 Financing Statements describing the security interest and naming the Grantors as debtor and the Trustee as secured party to filed with (i) the Secretary of the State of Colorado; (ii) the Secretary of State of the State of Mississippi, (iii) the Secretary of State of the State of New York and (iv) Chancery Clerk of Harrison County, Mississippi

3. With respect only to motor vehicles and other equipment subject to a certificate of title statue, filings, registrations or recordings listing the Trustee as secured party on each applicable certificate of title.

                              SECURITY AGREEMENT


                                  Schedule C

              Executive Office; Collateral Location; Trade Names
              --------------------------------------------------

1. The chief executive office of each of the Company and Capital Corp. is located at:
     c/o Casino America Inc., 711 Washington Loop, Biloxi, Mississippi 39530.

2. All Collateral is located at Black Hawk, Colorado, except to the extent certain Collateral is deemed by applicable laws to be located at the chief executive office of the Company and/or Capital Corp.

3.   The Company uses the following business or trade names:

     (a)  Isle of Capri Black Hawk L.L.C.

     (b)  Isle of Capri

     (c)  Island Gold

     (d)  Calypso's

     (e)  Farraday's

     (f)  Isle Style

                                    ANNEX I

                                   FORM OF
                        AMENDMENT TO SECURITY AGREEMENT
                             (ADDITIONAL GRANTOR)

          This Amendment to Security Agreement (Additional Grantor) (this "AMENDMENT"), dated as of [____________, 19__], relates to the Security
 ---------
Agreement dated as of August __, 1997, as amended, modified and supplemented to date (as so amended, supplemented or modified, the "AGREEMENT") executed by Isle
                                                    ---------
of Capri Black Hawk L.L.C. (the "COMPANY") and Isle of Capri Black Hawk
                                   -------
Capital Corp. ("CAPITAL CORP.", and together with the Company, collectively, the
                ------------
"GRANTORS" and each a "GRANTOR") in favor of IBJ Schroder Bank & Trust Company,
 --------              -------
as trustee (the "TRUSTEE") for the benefit of the Secured Parties (as defined in
                 -------
the Agreement).

          In compliance with Section 4.17 of the Indenture dated as of August __, 1997 (as amended, supplemented or otherwise modified from time to time, the "INDENTURE") between the Grantors and the Trustee, [NAME OF SUBSIDIARY] (the
 ---------
"ADDITIONAL GRANTOR") and the Trustee hereby agree as follows (capitalized terms
 ------------------
used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement):

          1.   AMENDMENT.  The Agreement is hereby amended to add as a party,
               ---------
and more specifically, as a Grantor thereunder, the Additional Grantor.

          2.   REPRESENTATIONS AND WARRANTIES.  The Additional Grantor
               ------------------------------
represents and warrants to the Trustee and each other Secured Party that each of the representations and warranties of the Grantors contained in the Agreement is hereby made by the Additional Grantor and is true and correct as to the Additional Grantor .

          3.   GRANT OF SECURITY INTEREST.  The Additional Grantor hereby
               --------------------------
grants, pledges, assigns and transfers to the Trustee, for the Trustee's individual benefit and the ratable benefit of the Holders, as security for the prompt and complete payment and performance when due (whether at stated maturity, upon redemption or require repurchase, by acceleration or otherwise) of all the Obligations of the Additional Grantor, a continuing first priority perfected security interest in and lien on all of the right, title and interest of the Additional Grantor in, to and under all types and items of property of the Additional Grantor within the definition of Collateral (as defined in the Agreement), in each case wherever located, whether now owned or at any time hereafter acquired by the Additional Grantor, whether now existing or hereafter coming into existence, or in which the Additional Grantor now has or at any time in the future may acquire any right, title or interest.

                                   Annex I-1

          4.   SCHEDULE SUPPLEMENTS. The Additional Grantor has attached hereto
               --------------------
supplements to Schedules A through C to the Agreement, and the Additional Grantor hereby represents and warrants that such supplements have been prepared by the Additional Grantor in substantially the form of the Schedules to the Agreement and are true, accurate and complete as of the date first above written.

          5.   ASSUMPTION OF RIGHTS, OBLIGATIONS AND LIABILITIES. The Additional
               -------------------------------------------------
Grantor assumes all of the rights, obligations and liabilities of a Grantor under the Agreement and agrees to be bound thereby as if the Additional Grantor were an original party to the Agreement. Without limiting the generality of the foregoing, the Additional Grantor waives notice of the creation, advance, increase, existence, extension, or renewal of, or of any indulgence with respect to, the Obligations; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligations outstanding at any time, notice of any change in financial condition of the Grantor, notice of any default or Event of Default, and all other notices respecting the Obligations (except for any such notices that are required to be given to the Additional Grantor pursuant to the other provisions of this Agreement or the provisions of the Securities, the Indenture or any other Collateral Document); and agrees that maturity of the Obligations and any part thereof may be accelerated, extended, or renewed one or more times by the Holders, in its or their discretion, without notice to the Additional Grantor.

          6.   EFFECTIVENESS. This Amendment shall become effective on the date
               -------------
hereof upon the execution hereof by the Additional Grantor and the Trustee and delivery hereof to the Trustee.

          7.   GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE
               -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT LAWS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION AND ENFORCEMENT OF THE SECURITY INTERESTS HEREUNDER ARE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

                                   Annex I-2

          IN WITNESS WHEREOF, the Additional Grantor and the Trustee have caused this Amendment to Security Agreement (Additional Grantor) to be duly executed and delivered as of the date first written above.

                                        [ADDITIONAL GRANTOR]

                                        By:_______________________________
                                             Name:
                                             Title:


                                        Address for Notice:

                                        __________________________________
                                        __________________________________
                                        Attn:_____________________________
                                        Telephone:________________________
                                        Telecopy:_________________________

                                        IBJ SCHRODER BANK & TRUST COMPANY,
                                        as Trustee

                                        By:_______________________________
                                           Name:
                                           Title:

                                   Annex I-3